Exhibit 99.1

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Medytox Solutions, Inc.

We have audited the accompanying balance sheet of Medytox Solutions, Inc. as of December 31, 2014, and the related statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The December 31, 2013 financial statements were audited by a predecessor independent registered public accounting firm that issued an unqualified opinion on March 26, 2014.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medytox Solutions, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, Florida

April 15, 2015

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

Medytox Solutions, Inc.

We have audited the accompanying balance sheet of Medytox Solutions, Inc. as of December 31, 2013, and the related statements of operations, cash flows and stockholders’ equity for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medytox Solutions, Inc. as of December 31, 2013, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

March 26, 2014

F-3

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2014	2013

ASSETS

Current assets:
Cash	$2,406,246	$4,141,416
Accounts receivable, net	17,463,947	10,986,368
Prepaid expenses and other current assets	170,353	194,137
Deferred tax assets	28,300	1,748,600
Deposits on acquisitions	259,875	–
Assets attributable to disputed activity	–	1,367,796

Total current assets	20,328,721	18,438,317

Property and equipment, net	7,678,123	2,156,381

Other assets:
Intangible assets, net	4,436,473	3,190,613
Goodwill	3,139,942	1,425,999
Deposits	177,495	96,747

Total assets	35,760,754	25,308,057

See accompanying notes to consolidated financial statements.

F-4

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	2014	2013

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$3,356,797	$1,755,965
Accrued expenses	2,297,416	2,855,884
Income tax liabilities	8,087,946	6,052,740
Disputed net income - Trident	–	397,918
Current portion of notes payable	443,292	3,689,554
Current portion of notes payable, related party	2,620,000	–
Current portion of capital lease obligations	962,562	193,095
Derivative liability	380,000	–
Liabilities attributable to disputed activity	–	1,104,063

Total current liabilities	18,148,013	16,049,219

Other liabilities:
Notes payable, net of current portion	93,392	42,107
Capital lease obligations, net of current portion	2,222,625	405,718
Deferred tax liabilities	252,900	41,800

Total liabilities	20,716,930	16,538,844

Commitments and contingencies

Stockholders' equity:
Preferred stock, 100,000,000 shares authorized:
Series B preferred stock, $0.0001 par value, 5,000 shares authorized, 5,000 and 5,000 shares issued and outstanding at December 31, 2014 and 2013, respectively	1	1
Series C preferred stock, $0.0001 par value, 1,000,000 shares authorized, nil shares issued and outstanding at each of December 31, 2014 and 2013	–	–
Series D preferred stock, $0.0001 par value, 200,000 shares authorized, 200,000 and nil shares issued and outstanding at December 31, 2014 and 2013, respectively	20	–
Series E preferred stock, $0.0001 par value, 100,000 shares authorized, 100,000 and nil shares issued and outstanding at December 31, 2014 and 2013, respectively	10	–
Common stock, $0.0001 par value, 500,000,000 shares authorized, 29,046,386 and 29,996,386 shares issued and outstanding at December 31, 2014 and 2013, respectively	2,905	3,000
Additional paid-in-capital	5,357,367	1,905,223
Deferred issuance costs	–	(12,500)
Retained earnings	9,562,517	6,752,485
Total Medytox Solutions stockholders' equity	14,922,820	8,648,209
Noncontrolling interest	121,004	121,004
Total stockholders' equity	15,043,824	8,769,213

Total liabilities and stockholders' equity	$35,760,754	$25,308,057

See accompanying notes to consolidated financial statements.

F-5

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statements of Operations

	For the Year Ended December 31,
	2014	2013

Revenues
Gross charges (net of contractual allowances and discounts)	$77,223,964	$52,523,660
Provision for bad debts	(19,296,144)	(10,634,789)
Net Revenues	$57,927,820	$41,888,871

Operating expenses:
Direct costs of revenue	15,920,468	9,570,950
General and administrative	19,712,018	13,479,879
Legal fees related to disputed subsidiary	94,217	976,789
Sales and marketing expenses	4,967,188	2,953,292
Bad debt expense	78,482	–
Depreciation and amortization	1,500,453	407,971
Total operating expenses	42,272,826	27,388,881

Income from operations	15,654,994	14,499,990

Other income (expense):
Other income	489	389
Gain (Loss) on settlement of assets	–	(27,413)
Gain on disposition of subsidiary	134,184	–
Gain (Loss) on legal settlement	105,780	(169,800)
Interest expense	(513,815)	(474,649)
Total other income (expense)	(273,362)	(671,473)

Income before income taxes	15,381,632	13,828,517

Provision for income taxes	7,561,300	5,568,600

Net income attributable to Medytox Solutions	7,820,332	8,259,917

Preferred stock dividends	5,010,300	2,601,298

Net income attributable to Medytox Solutions common shareholders	$2,810,032	$5,658,619

Net income per common share:
Basic	$0.09	$0.19
Diluted	$0.09	$0.19

Weighted average number of common shares outstanding during the period:
Basic	29,899,536	29,692,110
Diluted	30,924,538	30,160,335

See accompanying notes to consolidated financial statements

F-6

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2014	2013
Cash flows from (used in) operating activities:
Net income	$7,820,332	$8,259,917
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	1,500,453	407,971
Stock issued in lieu of cash compensation	162,500	–
Stock issued for services	179,994	62,500
Stock-based compensation	509,585	452,500
Stock-based consulting fees	–	85,000
Bad debts	15,552,375	10,634,789
Accretion of loan costs as interest	–	181,141
Accretion of beneficial conversion feature as interest	3,278	52,280
Write-off of deferred issuance costs	12,500	–
Gain on disposition of subsidiary	(134,185)	–
Loss on disposal of equipment	–	27,413
Gain on legal settlement	(105,780)	–
Changes in operating assets and liabilities:
Accounts receivable	(21,882,667)	(18,351,977)
Prepaid expenses and other current assets	24,025	(84,440)
Deposits on acquisitions	(259,875)	–
Deferred tax assets	1,720,300	232,000
Security deposits	(79,763)	(26,379)
Accounts payable	1,272,949	527,571
Accrued expenses	(288,052)	1,827,655
Income tax liabilities	2,035,206	4,168,840
Deferred tax liabilities	211,100	5,700
Net cash provided by operating activities	8,254,275	8,462,481

Cash flows provided by (used in) investing activities:
Purchase of property and equipment	(2,491,567)	(1,097,766)
Cash received in sale of property and equipment	–	750
Cash paid for acquisitions	(1,600,000)	(735,052)
Cash received in acquisitions	68,348	3,735
Net cash used in investing activities	(4,023,219)	(1,828,333)

Cash flows provided by (used in) financing activities:
Proceeds from the sale of common stock	–	286,000
Deferred issuance costs	–	(12,500)
Deferred loan costs	–	(103,949)
Dividends on Series B preferred stock	(5,010,300)	(2,601,298)
Proceeds from issuance of notes payable	–	1,300,000
Proceeds from issuance of notes payable, related party	3,000,000	–
Payments on notes payable	(3,498,800)	(2,700,193)
Payments on capital lease obligations	(457,126)	(139,577)
Payments on related party loans	–	(195,000)
Common stock repurchased from lender	–	(100,000)
Net cash used in financing activities	(5,966,226)	(4,266,517)

Net increase (decrease) in cash	(1,735,170)	2,367,631

Cash at beginning of year	4,141,416	1,773,785

Cash at end of year	$2,406,246	$4,141,416

See accompanying notes to consolidated financial statements.

Continued

F-7

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statements of Cash Flows (Continued)

	For the Year Ended December 31,
	2014	2013
Supplemental disclosure of cash flow information:

Cash paid for interest	$510,537	$342,672

Cash paid for taxes	$3,920,633	$1,162,060

Non-cash investing and financing activities:

Net liabilities acquired in acquisitions, net of cash	$(906,819)	$1,565,613
Goodwill	$(1,713,943)	$(2,640,613)
Contingent acquisition liability	$10,217	$–
Acquisition payment liabilities	$150,000	$–
Notes payable issued	$385,545	$1,075,000
Common stock	$1	$–
Series D preferred stock	$20	$–
Series E preferred stock	$10	$–
Additional paid in capital	$2,074,969	$–

Property and equipment acquired with issuance of notes payable	$–	$(56,603)
Notes payable issued	$–	$56,603

Common stock issued as payment of accrued bonuses:
Accrued bonuses	$(525,000)	$–
Common stock	$21	$–
Additional paid in capital	$524,979	$–

Capital lease assets acquired	$(3,043,500)	$(322,441)
Capital lease obligations	$3,043,500	$322,441

Conversion of Series C preferred stock to common stock:
Common stock	$–	$21
Series C preferred stock	$–	$(100)
Additional paid in capital	$–	$79

1,241,550 common shares returned and cancelled from Officer and Director:
Common stock	$(124)	$–
Additional paid in capital	$124	$–

Related party loans forgiven:
Loans and notes payable, related parties	$–	$(47,100)
Additional paid in capital	$–	$47,100

Beneficial conversion feature of convertible notes payable:
Notes payable	$–	$(55,558)
Additional paid in capital	$–	$55,558

Warrant discount on note payable, related party:
Notes payable, related party	$(380,000)	$–
Derivative liability	$380,000	$–

Put premium on note payable, related party:
Notes payable, related party (Put discount)	$(1,000,000)	$–
Notes payable, related party (Put premium liability)	$1,000,000	$–

Adjustment to purchase price for Biohealth Medical Laboratory, Inc.:
Goodwill	$–	$24,913
Notes payable issued	$–	$(24,677)
Accrued expenses	$–	$(236)

Adjustment to purchase price for Medical Billing Choices, Inc.:
Goodwill	$–	$(400,000)
Common Stock	$–	$16
Additional paid in capital	$–	$399,984

See accompanying notes to consolidated financial statements.

F-8

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statement of Stockholders' Equity

For the years ended December 31, 2014 and 2013

					Additional	Deferred			Total
	Preferred Stock		Common stock		paid-in	issuance	Noncontrolling	Retained	stockholders’
	Shares	Amount	Shares	Amount	capital	costs	interests	earnings	equity
Balance, December 31, 2012	1,005,000	$101	29,533,753	$2,953	616,512	$–	$121,004	$1,093,866	$1,834,336

Common stock issued for cash	–	–	114,400	11	285,989	–	–	–	286,000
Common stock issued for services	–	–	25,000	3	62,497	–	–	–	62,500
Common stock issued in acquisition of Medical Billing Choices, Inc.	–	–	160,000	16	399,984	–	–	–	400,000
Warrants issued for settlement of subsidiary obligations	–	–	–	–	85,000	–	–	–	85,000
Stock options issued	–	–	–	–	452,500	–	–	–	452,500
Common stock repurchased from lender and cancelled	–	–	(40,000)	(4)	(99,996)	–	–	–	(100,000)
Conversion of Series C preferred stock to common stock	(1,000,000)	(100)	203,233	21	79	–	–	–	100
Beneficial conversion feature	–	–	–	–	55,558	–	–	–	55,558
Capital contribution	–	–	–	–	47,100	–	–	–	47,100
Deferred issuance costs	–	–	–	–	–	(12,500)	–	–	(12,500)
Dividends on Series B preferred stock	–	–	–	–	–	–	–	(2,601,298)	(2,601,298)
Net income for the year ended December 31, 2013	–	–	–	–	–	–	–	8,259,917	8,259,917

Balance, December 31, 2013	5,000	$1	29,996,386	$3,000	$1,905,223	$(12,500)	$121,004	$6,752,485	$8,769,213

Common stock issued for cash	–	–	–	–	–	–	–	–	–
Common stock issued for services	–	–	72,000	7	179,993	–	–	–	180,000
Common stock issued for accrued bonuses	–	–	210,000	21	524,979	–	–	–	525,000
Common stock issued for acquisition of assets	–	–	10,000	1	24,999	–	–	–	25,000
Series D preferred stock issued in acquisition of Clinlab, Inc.	200,000	20	–	–	1,249,980	–	–	–	1,250,000
Stock option expense	–	–	–	–	672,079	–	–	–	672,079
Common stock returned from shareholder and cancelled	–	–	(1,241,550)	(124)	124	–	–	–	–
Series E preferred stock issued in acquisition of Epinex	100,000	10	–	–	799,990	–	–	–	800,000
Write-off of deferred issuance costs	–	–	–	–	–	12,500	–	–	12,500
Dividends on Series B preferred stock	–	–	–	–	–	–	–	(5,010,300)	(5,010,300)
Net income for the year ended December 31, 2014	–	–	–	–	–	–	–	7,820,332	7,820,332

Balance December 31, 2014	305,000	31	29,046,836	$2,905	$5,357,367	$–	$121,004	$9,562,517	$15,043,824

See accompanying notes to consolidated financial statements.

Continued

F-9

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Consolidated Statement of Stockholders' Equity (Continued)

For the years ended December 31, 2014 and 2013

Preferred stock
	Non-designated		Series B		Series C		Series D		Series E		Total Preferred Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount

Balance, December 31, 2012	–	$–	5,000	$1	1,000,000	$100	–	$–	–	$–	1,005,000	$101

Common stock issued for cash	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for services	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued in acquisition of Medical Billing Choices, Inc.	–	–	–	–	–	–	–	–	–	–	–	–

Warrants issued for settlement of subsidiary obligations	–	–	–	–	–	–	–	–	–	–	–	–

Stock options issued	–	–	–	–	–	–	–	–	–	–	–	–

Common stock repurchased from lender and cancelled	–	–	–	–	–	–	–	–	–	–	–	–

Conversion of Series C preferred stock to common stock	–	–	–	–	(1,000,000)	(100)	–	–	–	–	(1,000,000)	(100)

Beneficial conversion feature	–	–	–	–	–	–	–	–	–	–	–	–

Capital contribution	–	–	–	–	–	–	–	–	–	–	–	–

Deferred issuance costs	–	–	–	–	–	–	–	–	–	–	–	–

Dividends on Series B preferred stock	–	–	–	–	–	–	–	–	–	–	–	–

Net income for the year ended December 31, 2013	–	–	–	–	–	–	–	–	–	–	–	–

Balance, December 31, 2013	–	$–	5,000	$1	–	$–	–	$–	–	$–	5,000	1

Common stock issued for cash	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for services	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for accrued bonuses	–	–	–	–	–	–	–	–	–	–	–	–

Common stock issued for acquisition of assets	–	–	–	–	–	–	–	–	–	–	–	–

Series D preferred stock issued in acquisition of Clinlab, Inc.	–	–	–	–	–	–	200,000	20	–	–	200,000	20

Stock option expense	–	–	–	–	–	–	–	–	–	–	–	–

Common stock returned from shareholder and cancelled	–	–	–	–	–	–	–	–	–	–	–	–

Series E preferred stock issued in acquisition of Epinex	–	–	–	–	–	–	–	–	100,000	10	100,000	10

Write-off of deferred issuance costs	–	–	–	–	–	–	–	–	–	–	–	–

Dividends on Series B preferred stock	–	–	–	–	–	–	–	–	–	–	–	–

Net income for the year ended December 31, 2014	–	–	–	–	–	–	–	–	–	–	–	–

Balance December 31, 2014	–	$–	5,000	$1	–	$–	200,000	$20	100,000	$10	305,000	$31

See accompanying notes to consolidated financial statements.

F-10

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 1 – Organization, Nature of Business and Presentation

Organization

Medytox Solutions, Inc. (the “Company”), was incorporated in Nevada on July 20, 2005 as Casino Players, Inc. In the first half of 2011, Company management decided to reorganize the operations of the Company as a holding company to acquire and manage a number of companies in the medical services sector.

On June 22, 2011, the Company organized Medytox Medical Management Solutions Corp. ("MMMSC"), a Florida corporation, as a wholly-owned subsidiary. MMMSC was a marketing company selling laboratory testing services to medical clinics, hospitals and physicians’ offices. On October 26, 2013, MMMSC changed its name to Medytox Information Technology, Inc. (“MIT”). MIT provides information technology services and solutions to all subsidiaries and customers of the Company and operates from the corporate offices in West Palm Beach, Florida.

On July 26, 2011, the Company organized Medytox Institute of Laboratory Medicine, Inc. ("MILM"), a Florida corporation, as a wholly-owned subsidiary. MILM was organized to acquire and manage medical testing laboratories. MILM operates from the corporate offices in West Palm Beach, Florida.

On August 22, 2011, the Company acquired 100% of the equity interests in Medical Billing Choices, Inc. ("MBC"), a privately-owned North Carolina corporation, through a stock purchase agreement for cash and an installment note. MBC operates a medical billing service for a variety of medical providers throughout the southeastern United States from offices in Charlotte, North Carolina. Since the acquisition, MBC is the main billing company for the Company's laboratories.

On February 6, 2012, the Company formed Medytox Diagnostics Inc. (“MDI”), a Florida corporation, as a wholly-owned subsidiary to acquire and build clinical laboratories. MDI operates from the corporate offices in West Palm Beach, Florida.

On February 16, 2012, MDI acquired majority interest in Collectaway LLC, now known as PB Laboratories, LLC ("PB Labs"), and a Florida limited liability company. On October 12, 2012, MDI acquired the remaining no controlling interest in PB Labs.  As of October 31, 2012, PB Labs is a wholly-owned subsidiary of MDI.

On March 9, 2012, the Company formed Medytox Medical Marketing & Sales, Inc. (“MMMS”), a Florida corporation, as a wholly-owned subsidiary that provides marketing for clinical laboratories that are owned by the Company.

On December 7, 2012, MDI acquired a majority interest in Biohealth Medical Laboratory, Inc. (“Biohealth”), a Florida corporation. The remaining minority interest was acquired on March 31, 2015. The initial agreement allowed MDI to retain all revenues.

On January 1, 2013, MDI purchased 100% of the stock of Alethea Laboratories, Inc. ("Alethea"). Althea operates a licensed clinical lab in Las Cruces, New Mexico and is an enrolled Medicare provider.

F-11

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

On January 29, 2013, MDI formed Advantage Reference Labs, Inc. (“Advantage”), a Florida corporation, as a wholly-owned subsidiary that will provide reference, confirmation and clinical testing services. On October 14, 2013, Advantage changed its name to EPIC Reference Labs, Inc. (“EPIC”).

On April 4, 2013, MDI purchased 100% of the interests in International Technologies, LLC ("Tech").  In October 2013, Tech began doing business as NJ Reference Labs (“NJ Ref”). NJ Ref operates a licensed clinical lab in Waldwick, New Jersey and is an enrolled Medicare provider.

On March 18, 2014, MDI, purchased all of the outstanding stock of Clinlab, Inc. Clinlab develops and markets laboratory information management systems.

On May 9, 2014, the Company formed Medical Mime, Inc. (“Mime”), a Florida corporation, as a wholly-owned subsidiary.

On May 23, 2014, Mime purchased certain net assets, primarily consisting of software, of GlobalOne Information Technologies, LLC (“GlobalOne”). GlobalOne developed software and provided services for the Electronic Health Records Management (“ERMEHR”) segment of the medical industry.

On August 26, 2014, MDI purchased all of the outstanding stock of Epinex Diagnostics Laboratories, Inc. (“Epinex”), a California corporation. Epinex is a clinical laboratory in Tustin, California.

On July 28, 2014, the Company formed Platinum Financial Solutions, Ltd as a 100% owned foreign subsidiary of the Company to pursue the opportunity of providing financial solutions, including factoring and accounts receivable acquisition in the healthcare sector. PFS has a Florida subsidiary, Platinum Financial Solutions, LLC, through which it may do business with U.S. based customers.

Nature of Operations

The Company operates in two segments, laboratory services and medical solutions support services.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the Securities and Exchange Commission (“SEC”).

Reclassifications

Certain items on the statement of operations for the year ended December 31, 2013 have been reclassified to conform to the current period presentation.

F-12

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant areas of estimation include the impairment of assets and rates for amortization, accrued liabilities, future income tax obligations and the inputs used in calculating stock-based compensation and transactions. Actual results could differ from those estimates and would impact future results of operations and cash flows.

Principles of Consolidation

The consolidated financial statements include the accounts of Medytox Solutions, Inc. and its wholly-owned subsidiaries, Medytox Information Technology, Inc., Medytox Institute of Laboratory Medicine, Inc., Medical Billing Choices, Inc., Medytox Diagnostics, Inc., PB Laboratories, LLC, Medytox Medical Marketing & Sales, Inc., Alethea Laboratories, Inc., EPIC Reference Labs, Inc., International Technologies, LLC, ClinLab, Inc., Medical Mime, Inc. and Epinex Diagnostics Laboratories, Inc. and its majority-owned subsidiary, Biohealth Medical Laboratory, Inc. Due to the dispute with Trident and its selling shareholders (see Note – 4), the accounts of Trident Laboratories, Inc. have been excluded from consolidation. In addition, a disputed net income reserve of $397,918 was established as of December 31, 2012 representing all of Trident’s net income recognized by the Company since August 22, 2011, the date of acquisition. The assets and liabilities of Trident had been condensed and presented as assets, or liabilities, attributable to disputed activity in the December 31, 2013 consolidated balance sheet.  Effective March 31, 2014, the Company’s management determined that the net assets of Trident are were not recoverable and, as such, the Company accounted for the disputed assets and liabilities as if they had been disposed, resulting in a gain on disposition of $134,184. All significant inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At December 31, 2014 and 2013, respectively, the Company had no cash equivalents.

Revenue Recognition

Service revenues are principally generated from laboratory testing services including chemical diagnostic tests such as blood analysis and urine analysis. Net service revenues are recognized at the time the testing services are performed and are reported at their estimated net realizable amounts.

F-13

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Net service revenues are determined utilizing gross service revenues net of contractual allowances. Even though it is the responsibility of the patient to pay for laboratory service bills, most individuals in the United States have an agreement with a third party payor such as Medicare, Medicaid or a commercial insurance provider to pay all or a portion of their healthcare expenses; the majority of services provided by Medytox are to patients covered under a third party payer contract. Despite follow up billing efforts, the Company does not currently anticipate collection of a significant portion of self-pay billings including the patient responsibility portion of the billing for patients covered by third party payors. The Company currently does not have any capitated agreements. In the remainder of the cases, Medytox is provided the third party billing information and seeks payment from the third party under the terms and conditions of the third party payer for health service providers like Medytox. Each of these third party payers may differ not only with regard to rates, but also with regard to terms and conditions of payment and providing coverage (reimbursement) for specific tests. Estimated revenues are established based on a series of procedures and judgments that require industry specific healthcare experience and an understanding of payer methods and trends.

We review our calculations on a monthly basis in order to make certain that we are properly allowing for the uncollectable portion of our gross billings and that our estimates remain sensitive to variances and changes within our payer groups. The contractual allowance calculation is made on the basis of historical allowance rates for the various specific payer groups on a monthly basis with a greater weight being given to the most recent trends; this process is adjusted based on recent changes in underlying contract provisions and shifts in the testing being performed. The provision for bad debts represents our estimate of net revenues that will ultimately be uncollectable and is based upon our analysis of historical payment rates by specific payer groups on a monthly basis with primary weight being given to the most recent trends; this approach allows bad debt to more accurately adjust to short-term changes in the business environment. These two calculations are routinely analyzed by Medytox on the basis of actual allowances issued by payers and the actual payments made to determine what adjustments, if any, are needed.

Contractual Allowances and Doubtful Accounts Policy

Accounts receivable are reported at realizable value, net of allowances for contractual credits and doubtful accounts, which are estimated and recorded in the period the related revenue is recorded. The Company has a standardized approach to estimate and review the collectability of its receivables based on a number of factors, including the period they have been outstanding. Historical collection and payer reimbursement experience is an integral part of the estimation process related to allowances for contractual credits and doubtful accounts. In addition, the Company regularly assesses the state of its billing operations in order to identify issues which may impact the collectability of these receivables or reserve estimates. Receivables deemed to be uncollectible are charged against the allowance for doubtful accounts at the time such receivables are written-off. Recoveries of receivables previously written-off are recorded as credits to the allowance for doubtful accounts. Historically, revisions to the allowances for doubtful accounts estimates were recorded as an adjustment to the provision for bad debts within selling, general and administrative expenses.

During the third quarter of 2014, the Company corrected the classification of the provision for bad debts from a component of operating expenses to a reduction in revenues. This presentation is required under U.S. GAAP due to the uncertainties of collection of the self-pay portion of patent service revenues.

As of December 31, 2014 and 2013, management recorded allowances for uncollectible accounts in the amount of $15,841,213 and $3,621,814, respectively. The provision for bad debts was $19,296,144 and $10,634,789 for the years ended December 31, 2014 and 2013, respectively.

Impairment or Disposal of Long-Lived Assets

The Company accounts for the impairment or disposal of long-lived assets according to the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 360 “Property, Plant and Equipment”. ASC 360 clarifies the accounting for the impairment of long-lived assets and for long-lived assets to be disposed of, including the disposal of business segments and major lines of business. Long-lived assets are reviewed when facts and circumstances indicate that the carrying value of the asset may not be recoverable. When necessary, impaired assets are written down to estimated fair value based on the best information available. Estimated fair value is generally based on either appraised value or measured by discounting estimated future cash flows. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.  The Company did not recognize any impairment losses for the years ended December 31, 2014 and 2013.

F-14

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Fair Value of Financial Instruments

The Company’s balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

ASC 820 “Fair Value Measurements and Disclosures” defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) a reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1 - Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means; and

Level 3 - fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2014 and 2013. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

The Company applied ASC 820 for all non-financial assets and liabilities measured at fair value on a non-recurring basis. The adoption of ASC 820 for non-financial assets and liabilities did not have a significant impact on the Company’s financial statements.

As of December 31, 2014 and 2013 the fair values of the Company’s financial instruments approximate their historical carrying amount.

F-15

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Advertising

The costs of advertising are expensed as incurred.  Advertising expense was $73,408 and $21,550 for the years ended December 31, 2014 and 2013, respectively. Advertising expenses are included in the Company’s operating expenses.

Stock Based Compensation

The Company accounts for Stock-Based Compensation under ASC 718 “Compensation – Stock Compensation”, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized.

The Company accounts for stock-based compensation awards to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. Any stock options or warrants issued to non-employees are recorded in expense and additional paid-in capital in stockholders' equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options or warrants at the end of each period.

The Company issues stock to consultants for various services. The costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete. The Company recognized consulting expense and a corresponding increase to additional paid-in-capital related to stock issued for services.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled.  The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs.  Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

F-16

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

The FASB has issued ASC 740 “Income Taxes”.  ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

As a result of the implementation of this standard, the Company performed a review of its material tax positions in accordance with recognition and measurement standards established by ASC 740 and concluded that the tax position of the Company has not met the more-likely-than-not threshold as of December 31, 2014.

Basic and Diluted Income per Share

The Company computes income per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all potential dilutive equivalent shares of common stock outstanding during the period using the treasury stock method and convertible debt and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, convertible debt, convertible preferred stock, or warrants.

Segment Information

In accordance with the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”, the Company is required to report financial and descriptive information about its reportable operating segments. The Company has two operating segments as of December 31, 2014 and 2013; laboratory services and medical solutions support services.

Note 3 – Recent Accounting Pronouncements

In February 2015, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2015-02, “Consolidation (Topic 810): Amendments to the Consolidation Analysis”, which provides guidance in evaluating entities for inclusion in consolidations. ASU 2015-02 is effective for fiscal years beginning after December 15, 2015. We do not believe the adoption of ASU 2015-02 will have a material effect on the Company’s financial statements.

In November 2014, the FASB issued ASU 2014-16, “Derivatives and Hedging (Topic 815): Determining Whether the Host Contract in a Hybrid Financial Instrument Issued in the Form of a Share is More Akin to Debt or to Equity (a consensus of the FASB Emerging Issues Task Force)”, which provides guidance which clarifies guidance as to the specific method to be used in evaluating hybrid financial derivatives. ASU 2014-16 is effective for fiscal years beginning after December 15, 2015. We do not believe the adoption of ASU 2014-16 will have a material effect on the Company’s financial statements.

In June 2014, the FASB issued ASU 2014-12, “Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force)”, which provides guidance for accounting and reporting for share-based award programs in which the performance target is achieved after the employee completes the requisite service period. ASU 2014-12 is effective for fiscal years beginning after December 15, 2015. We do not believe the adoption of ASU 2014-12 will have a material effect on the Company’s financial statements.

F-17

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

In May 2014, the FASB issued ASU No. 2014-09 “Revenue from Contracts with Customers (Topic 606)”. This new guidance clarifies the principles for recognizing revenue and develops a common revenue standard for U.S. GAAP and IFRS. The Company is currently evaluating this guidance to see if it would have a material impact on its consolidated financial statements. The guidance is effective for the Company as of December 31, 2016. Early adoption is not permitted.

In April 2014, the FASB issued ASU No. 2014-08 “Presentation of Financial Statements (Topic 205), Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity”. This new guidance limits the presentation of discontinued operations to business circumstances when the disposal of the business operation represents a strategic shift that has had or will have a major effect on our operations and financial results. As required, the Company will adopt the new provisions on a prospective basis only and does not expect that the provisions of this new standard will have a significant impact on its consolidated financial statements.

Management does not believe any recently issued but not yet effective accounting pronouncements, if adopted, would have a material effect on the Company’s present or future financial statements.

Note 4 – Disputed Subsidiary

On July 2, 2013, a jury awarded our wholly-owned subsidiary, Medytox Institute of Laboratory Medicine, Inc. ("MILM"), $2,906,844 on its breach of contract claim against Trident Laboratories, Inc. ("Trident"), and its shareholders and awarded Seamus Lagan $750,000 individually against Christopher Hawley for Mr. Hawley's defamatory postings on the internet. The jury rejected every claim made against the MILM parties. Trident’s appeal has been dismissed and the appeals of the shareholders are pending.

The case arose from the August 22, 2011 agreement among MILM and Trident and its shareholders pursuant to which MILM was to acquire 81% of Trident. On January 17, 2012, Trident notified MILM that it was rescinding the agreement. As a result, MILM filed suit against Trident and its shareholders in Florida Circuit Court in Broward County.  The jury found that Trident and its shareholders breached the agreement and failed to perform their obligations thereunder.

Legal fees related to the lawsuit were $94,217 and $976,789 for the years ended December 31, 2014 and 2013, respectively.

The Company has not received any financial statements of Trident since August 31, 2012. These consolidated financial statements were prepared without the missing activity. Management believes that the missing activity is immaterial to the consolidated financial statements as a whole.  The Company established a disputed net income reserve of $397,918 as of December 31, 2012, representing all of Trident's net income recognized by the Company since August 22, 2011, the date of acquisition.  The assets and liabilities of Trident had been condensed and presented as assets, or liabilities, attributable to disputed activity in the December 31, 2013 consolidated balance sheet. A separate $389,135 of commissions payable on Trident sales is included in liabilities attributable to disputed activity as of December 31, 2013. Effective March 31, 2014, the Company’s management determined that the net assets of Trident are were not recoverable and, as such, the Company accounted for the disputed assets and liabilities as if they had been disposed, resulting in a gain on disposition of $134,184. Trident was administratively dissolved by the state in September 2014.

Assets and liabilities of the disputed subsidiary as of December 31, 2014 and 2013, respectively were as follows:

	December 31,	December 31,
	2014	2013

Total assets	$-0-	$1,367,796

Total liabilities	$-0-	$1,104,063

F-18

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 5 – Long Lived Assets

Property and equipment at December 31, 2014 and 2013 consisted of the following:

	December 31,
	2014	2013

Medical equipment	$896,641	$655,125

Equipment	396,551	111,265

Equipment under capital leases (See Note 9 - Capital Lease Obligations)	4,024,449	980,948

Furniture	333,316	206,587

Leasehold improvements	1,665,501	243,983

Vehicles	177,534	177,534

Computer equipment	595,571	235,507

Software	1,832,053	285,175

	9,921,616	2,896,124

Less accumulated depreciation	(2,243,493)	(739,743)

Property and equipment, net	$7,678,123	$2,156,381

Depreciation of property and equipment was $1,481,313 and $407,971 for the years ended December 31, 2014 and 2013, respectively.

F-19

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 5 – Long Lived Assets (Continued)

Intangible assets consisted of the following as of December 31, 2014 and 2013, respectively:

	As of December 31, 2014			As of December 31, 2013
	Gross			Gross
	Carrying	Accumulated		Carrying	Accumulated
	Amount	Amortization	Net	Amount	Amortization	Net
Definite life intangible assets:

Trade names and Trademarks	$221,000	$(8,095)	$212,905	$–	$–	$–

Customer relationships	205,000	(8,828)	196,172	–	–	–

Non-compete agreements	19,000	(2,217)	16,783	–	–	–

	445,000	(19,140)	425,860	–	–	–

Indefinite life intangible assets:

Clinical laboratory licenses	4,010,613	–	4,010,613	3,190,613		3,190,613

Total intangible assets	$4,455,613	$(19,140)	$4,436,473	$3,190,613	$–	$3,190,613

Amortization expense was $19,140 and $0 for the years ended December 31, 2014 and 2013, respectively.

Future estimated amortization expense is as follows:

Year ending December 31,
2015	$32,199
2016	32,199
2017	32,199
2018	32,199
2019	29,982
2020 and thereafter	267,082

Total	$425,860

F-20

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

The Company’s management has performed a valuation of the identifiable intangible assets, including medical licenses at the date of acquisition. As a result, the Company has recorded medical licenses acquired from all laboratory acquisitions in the amounts noted above. The medical licenses include licenses for Medicare and Medicaid, COLA Laboratory Accreditation, Clinical Laboratory Improvement Amendments (CLIA), and State of Florida (AHCA) Clinical Laboratory Licenses, and have indefinite lives. As such, there was no amortization of intangible assets for the years presented.

Goodwill activity for the years ended December 31, 2014 and 2013 was;

	Laboratory Services	Medical Support Solutions
	Segment	Segment	Total

Balance at December 31, 2012	$248,800	$802,112	$1,050,912

Goodwill acquired during the year	–	400,000	400,000

Adjustment to purchase price for contingent consideration adjustment	(24,913)	–	(24,913)

Balance at December 31, 2013	223,887	1,202,112	1,425,999

Goodwill acquired during the year	581,600	1,132,343	1,713,943

Balance at December 31, 2014	$805,487	$2,334,455	$3,139,942

Management periodically reviews the valuation of long-lived assets for potential impairments. Management has not recognized an impairment of these assets to date, and does not anticipate any negative impact from known current business developments.

Note 6 – Accrued Expenses

Accrued expenses at December 31, 2014 and 2013 consisted of the following:

	December 31,
	2014	2013

Commissions payable	$319,270	$277,731

Dividends payable	913,271	360,726

Accrued payroll and related liabilities	554,707	114,471

Accrued bonuses	–	1,900,000

Accrued interest	89,488	46,842

Other accrued expenses	420,680	156,114

Accrued expenses	$2,297,416	$2,855,884

F-21

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 7 – Notes Payable

The Company and its subsidiaries are party to a number of loans with affiliates and unrelated parties. At December 31, 2014 and 2013, notes payable consisted of the following:

	December 31,
	2014	2013

Convertible debenture for working capital, dated September 15, 2011, in the amount of $500,000 and bearing interest at 20%. The note was convertible at $2.50 per share. The due date of the note was extended from October 31, 2013 to February 5, 2014 by the lender. The note was paid in full on February 5, 2014.	–	100,000

Loan from TCA. Principal of $2,475,000 and $2,475,000, respectively, payable by January 15, 2014. The note was extended from January 15, 2014 to September 15, 2014 and was secured by all assets of the Company and its subsidiaries (other than Trident and MBC). See "TCA Global" below.	–	2,475,000

Acquisition note No.1 to former shareholder of Alethea Laboratories, Inc. in the amount of $287,500 at 0% interest, with payments of $50,000 due quarterly starting April 1, 2013.	–	150,000

Acquisition note No. 2 to former shareholder of Alethea Laboratories, Inc. in the amount of $287,500 at 0% interest, with payments of $50,000 due quarterly starting April 1, 2013.	–	150,000

Loan from former shareholders of Alethea Laboratories, Inc. in the amount of $344,650 at 4% interest, with principal payments of $24,618 due monthly starting March 15, 2013. The note was paid in full on April 1, 2014.	–	98,471

Commercial loan with a finance company, dated December 20, 2012, in the original amount of $18,249 and bearing interest at 12.59%. Principal and interest payments in the amount of $364 were payable for 72 months ending on January 3, 2019. This note was secured by a lien on a vehicle with a carrying value of $16,623 at December 31, 2013. The note was paid in full on March 26, 2014.	–	15,845

Commercial loan with a finance company, dated November 15, 2012, in the original amount of $18,008 and bearing interest at 15.07%. Principal and interest payments in the amount of $384 were payable for 72 months ending on November 30, 2018. This note was secured by a lien on a vehicle with a carrying value of $16,430 at December 31, 2013. The note was paid in full on March 26, 2014.	–	16,279

Commercial loan with a finance company, dated November 28, 2012, in the original amount of $20,345 and bearing interest at 8.99%. Principal and interest payments in the amount of $368 were payable for 72 months ending on January 12, 2019. This note was secured by a lien on a vehicle with a carrying value of $18,300 at December 31, 2013. The note was paid in full on March 26, 2014.	–	17,676

Acquisition convertible note No. 1 to former member of International Technologies, LLC in the amount of $250,000 at 5% interest was due January 17, 2014. The note was convertible into the Company's common stock at a ten percent (10%) discount to the average market price for the thirty days prior to conversion. The note is discounted for its unamortized beneficial conversion feature of $-0- and $1,639 at December 31, 2014 and 2013, respectively. See "Acquisition Convertible Notes" below.	250,000	248,361

Acquisition convertible note No. 2 to former member of International Technologies, LLC in the amount of $250,000 at 5% interest was due January 17, 2014. The note was convertible into the Company's common stock at a ten percent (10%) discount to the average market price for the thirty days prior to conversion. The note is discounted for its unamortized beneficial conversion feature of $1,639 at December 31, 2013. See "Acquisition Convertible Notes" below.	–	248,361

Loan from former member of International Technologies, LLC in the remaining amount of $416,667 at the date of acquisition, at 1% interest, with principal payments of $83,333 due quarterly starting June 7, 2013. The note was paid in full on June 6, 2014.	–	166,668

Loan from former member of International Technologies, LLC in the remaining amount of $112,500 at the date of acquisition, at 1% interest, with principal payments of $22,500 due quarterly starting June 7, 2013. The note was paid in full on June 6, 2014.	–	45,000

Loan payable to former shareholder of Epinex Diagnostic Laboratories, Inc. in the amount of $400,000, at 0% interest, with principal payments of $100,000 due in periodic installments from November 26, 2014 through February 26, 2016. Amount recorded is net of imputed discount of $13,316 at December 31, 2014.	286,684	–

	536,684	3,731,661

Less current portion	(443,292)	(3,689,554)

Notes payable, net of current portion	$93,392	$42,107

F-22

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note Payable - Related Party

	December 31, 2014
	Face Value	Put	Put	Debt	Net Value
	of Note	Discount	Premium	Discount	of Note

Convertible debenture dated December 31, 2014 in the amount of $3,000,000 which bears interest at 10% and is due December 31, 2015. The note provides the lender the option to covert the note into the Company's common stock at a 25% discount to the average trading price (as defined in the note agreement) for the ten consecutive trading days prior to the conversion date. The note has been discounted by the value of warrants issuable upon conversion of $380,000 at December 31, 2014. The note has also been discounted by the unamortized value of its put premium of $1,000,000, and increased by the put premium liability of $1,000,000, at December 31, 2014.	$3,000,000	$(1,000,000)	$1,000,000	$(380,000)	$2,620,000

TCA Global

On May 14, 2012, the Company borrowed $550,000 from TCA Global Credit Master Fund, LP (the "Lender") pursuant to the terms of the Senior Secured Revolving Credit Facility Agreement, dated as of April 30, 2012 (the "Credit Agreement"), among Medytox, MMMS, MDI, PB Labs and the Lender.  The funds were used for general corporate purposes. Under the Credit Agreement, Medytox may borrow up to an amount equal to the lesser of 80% of its Eligible Accounts (as defined in the Credit Agreement) and the revolving loan commitment, which initially was $550,000.

Medytox could request that the revolving loan commitment be raised by various specified amounts at specified times, up to an initial maximum of $4,000,000.  In each case, whether to agree to any such increase in the revolving loan commitment was in the Lender's sole discretion.

On August 9, 2012, the Company borrowed an additional $525,000 in a second round of funding.  These additional funds were also used for general corporate purposes.  In this second round of funding, certain changes were made to the terms of the Credit Agreement:

•	the revolving loan commitment was increased from $550,000 to $1,100,000 and was subject to further increase, up to a maximum of $4,000,000, in the Lender's sole discretion;
•	the maturity date of the loan was extended to February 8, 2013 from the original maturity date of November 30, 2012 (subject to the Lender's continuing ability to call the loan upon 60 days written notice); and
•	a prepayment penalty was added of 5% if substantially all of the loan is prepaid between 91 and 180 days prior to the maturity date, or 2.50% if substantially all of the loan is prepaid within 90 days of the maturity date.

F-23

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

TCA Global (Continued)

On December 4, 2012, the Company borrowed an additional $650,000 in a third round of funding. These additional funds were used for general corporate purposes.  In this third round of funding, certain additional changes were made to the terms of the Credit Agreement:

•	the revolving loan commitment was increased from $1,100,000 to $1,725,000 and was subject to further increase, up to a maximum of $15,000,000, in the Lender's sole discretion;
•	the maturity date of the loan was extended to September 3, 2013 from the previous maturity date of February 8, 2013 (subject to the Lender's continuing ability to call the loan upon 60 days written notice); and
•	a covenant was added to require that any subsidiary that is formed, acquired or otherwise becomes a subsidiary must guarantee the loan and pledge substantially all of its assets as security for the loan.

On March 4, 2013, Medytox borrowed an additional $800,000 from the Lender pursuant to the terms of Amendment No. 3 to Senior Secured Revolving Credit Facility Agreement, dated as of February 28, 2013 ("Amendment No. 3"). These additional funds were used in accordance with management's discretion. In connection with Amendment No. 3, Advantage Reference Labs, Inc., a newly-formed wholly-owned subsidiary of Medytox, now known as EPIC Reference Labs, Inc. ("EPIC"), entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all its assets to secure its guaranty.

In connection with Amendment No. 3, Medytox executed an Amended and Restated Revolving Promissory Note, due September 4, 2013, in the amount of $2,525,000.

On July 15, 2013, Medytox borrowed an additional $500,000 from the Lender pursuant to the terms of Amendment No. 4 to Senior Secured Revolving Credit Facility Agreement, dated as of June 30, 2013 ("Amendment No. 4"). These additional funds were used in accordance with management's discretion. In connection with Amendment No. 4, each of International Technologies, LLC ("International") and Alethea Laboratories, Inc. ("Alethea"), wholly-owned subsidiaries of Medytox, entered into a Guaranty Agreement to guaranty the TCA loan and a Security Agreement to pledge substantially all of its assets to secure its guaranty. The maturity date of the loan was extended to January 15, 2014 from the previous maturity date of September 3, 2013 (subject to the Lender’s continuing ability to call the loan upon 60 days written notice).

In connection with Amendment No. 4, Medytox executed an Amended and Restated Revolving Promissory Note, due January 15, 2014, in the amount of $3,025,000. Except as amended through Amendment No. 4, the terms of the Credit Agreement remain in full force and effect. On August 12, 2013, the Company made a payment of $550,000 on the note. The note has been extended by the lender from January 15, 2014 to September 15, 2014.

All borrowings under this facility were paid in full on September 8, 2014.

Acquisition Convertible Notes

The Company filed actions against Reginald Samuels and Ralph Perricelli seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.

All litigation with Mr. Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Perricelli in January 2015, relieving the Company of its obligations under the convertible debenture. The note payable and related accrued interest will be written off in January 2015.

F-24

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 8 – Related Party Transactions

On February 3, 2015 the Company borrowed $3,000,000 from Alcimede LLC, of which our CEO is the sole manager. The note has an interest rate of 6% and is due on February 2, 2016.

On December 31, 2014, the Company borrowed $3,000,000 from D&D Funding II, LLC (“D&D”), Christopher Diamantis, a director of the Company, is the manager and 50% owner of D&D. (See Note 7 for a description of this Note.)

On September 11, 2014, William Forhan resigned as Chief Executive Officer and Chairman and returned 1,241,550 restricted common shares to the Company, which were then retired. Mr. Forhan remains the owner of 1,241,551 restricted common shares.

Mr. Forhan was employed as the Company’s Chief Executive Officer pursuant to the terms of an employment agreement dated June 1, 2011, as amended as of September 1, 2013. In connection with his voluntary resignation he entered into an agreement, to be effective as of the date of appointment of a new Chief Executive Officer of the Company, pursuant to which he will receive a severance of $500,000, payable in two installments, the first of $200,000 was paid prior to the effective date of resignation, and the balance to be paid no later than August 31, 2016. In addition, the Agreement provided that Mr. Forhan could participate in any executive bonus plan adopted for calendar year 2014. Mr. Forhan also agreed under the Agreement that any Company stock options previously issued to him, would remain outstanding, subject to their terms, for no longer than 24 months such that the options will expire no later than August 31, 2016. In addition, the Agreement provided, among other things, for the return and cancellation of 1,241,550 shares of Common Stock owned by Mr. Forhan; for the release by Mr. Forhan of any and all claims he may have had against the Company and/or its affiliates; and for Mr. Forhan to abide by certain restrictive covenants, including using his best efforts to protect and maintain the Company's confidential information.

Mr. Forhan had advanced loans to the Company for the payment of certain operating expenses. The loans were non-interest bearing and were due on demand. The amount outstanding to Mr. Forhan was $57,100 at December 31, 2012. During the year ended December 31, 2013, $10,000 was paid and the remaining $47,100 was released by Mr. Forhan. The $47,100 is recorded as a capital contribution as additional paid in capital.

F-25

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 8 – Related Party Transactions (Continued)

Alcimede LLC, of which the CEO of the Company is the sole manager, had advanced loans to the Company for the payment of certain operating expenses. The loans were non-interest bearing and were due on demand. The amount outstanding to Alcimede was $85,000 at December 31, 2012. During the year ended December 31, 2013, the $85,000 was paid along with a one-time interest charge of $18,417. Alcimede was paid $364,375 and $240,000 for consulting fees pursuant to a consulting agreement for the years ended December 31, 2014 and 2013, respectively. The Company reimbursed Alcimede $450,408 and $520,334 for certain operating expenses and asset purchases paid by Alcimede on the Company’s behalf in the years ended December 31, 2014 and 2013, respectively.

A selling shareholder of MBC had advanced loans to the Company for the payment of certain operating expenses.  The loans were non-interest bearing and were due on demand. The amount outstanding to the selling shareholder was $100,000 at December 31, 2012 and was paid during the year ended December 31, 2013.

On September 10, 2012, the Company entered into an Asset Purchase Agreement with DASH Software, LLC (“DASH”) for the purchase of certain software utilized by the Company in its operations for $150,000. Sharon Hollis, a Vice President and shareholder of the Company, was the managing member of DASH. During the year ended December 31, 2013, the Company paid $33,070 to DASH pursuant to the Asset Purchase Agreement. As of December 31, 2013, the purchase is fully paid.

In connection with the Company's acquisition of MBC, Dr. Thomas Mendolia, the then Chief Executive Officer of the Company's Laboratories and a shareholder, entered into an agreement with the selling shareholders of MBC to receive 20% of the purchase price of MBC as it was paid by the Company and 0.88% of the gross collections that MBC collected for the Company.  Pursuant to this agreement, Dr. Mendolia received $29,625 for the year ended December 31, 2011, $90,152 during the year ended December 31, 2012 and $103,583 during the six months ended June 30, 2013 for a total of $223,360. Pursuant to the completion of the acquisition of MBC on July 22, 2013, the Company and Dr. Mendolia agreed that the $223,360 would be paid back to MBC and payment was received in July 2013. The Company reimbursed Dr. Mendolia $254,966 and $252,841 for certain operating expenses and asset purchases paid by Dr. Mendolia on the Company’s behalf in the years ended December 31, 2014 and 2013, respectively.

All of these transactions were completed at arm’s length at values commensurate with those of independent third parties

F-26

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 9 – Capital Lease Obligations

The Company leases various assets under capital leases expiring in 2020 as follows:

	December 31,
	2014	2013

Medical equipment	$4,024,449	$980,948
Less accumulated depreciation	(883,015)	(364,726)

Net	$3,141,434	$616,222

Depreciation expense on assets under capital leases was $518,289 and $364,726 for the years ended December 31, 2014 and 2013, respectively.

Aggregate future minimum rentals under capital leases are as follows:

December 31,
2015	$1,217,946
2016	1,078,010
2017	969,606
2018	382,395
2019	35,575
Thereafter	32,611

Total	3,716,143

Less interest	530,956

Present value of minimum lease payments	3,185,187

Less current portion of capital lease obligations	962,562

Capital lease obligations, net of current portion	$2,222,625

Note 10 – Stockholders’ Equity

Authorized Capital

The Company has 500,000,000 authorized shares of Common Stock at $0.0001 par value and 100,000,000 authorized shares of Preferred Stock at a par value of $0.0001.

On October 1, 2012, the Company filed a certificate of designation with the Secretary of State of Nevada to designate 5,000 shares of Series B Non-convertible Preferred Stock, at $0.0001 par value per share. The Series B shares do not include any voting rights and allow for monthly dividends in an amount equal to the sum of 1) 10% of the amount of gross sales in excess of $1 million collected in the ordinary course of business, not to exceed $150,000, and 2) 15% of the amount of gross sales in excess of $2.5 million collected in the ordinary course of business.

F-27

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

On March 27, 2014, each of the holders of shares of Series B Preferred Stock entered into a purchase option agreement with the Company. Each agreement grants the Company an option to purchase any or all shares of Series B Preferred Stock held by the holder at any time through March 27, 2016 at a purchase price of $5,000 per share. Each holder agreed not to transfer or dispose of any shares of Series B Preferred Stock during the term of the option, other than to the Company upon an exercise of the option. Any exercise of an option is completely at the Company's discretion.

On October 7, 2012, the Company filed a certificate of designation with the Secretary of State of Nevada to designate 1,000,000 shares of Series C Convertible Preferred Stock, at $0.0001 par value per share. The Series C shares were convertible into shares of Common Stock by the quotient of 1 divided by the product of 0.80 multiplied by the market price of the Company’s Common Stock at the date of conversion. The Series C shares also included voting rights of 25 votes for every share of Series C Preferred Stock and were entitled to dividends at the same time any dividend was paid or declared on any shares of the Company’s Common Stock.

On March 17, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing up to 200,000 shares of Series D Convertible Preferred Stock at $0.0001 par value per share ("Series D Preferred Stock"). Each share of Series D Preferred Stock is convertible into the number of shares of Common Stock equal to the quotient of 5 divided by the product of 0.80 multiplied by the market price, as defined in Certificate of Designation, of the Company’s Common Stock at the date of conversion. After the earlier of the date the trading volume of the Common Stock exceeds an aggregate of 3,000,000 shares in any 30 day period or the date the Company sells shares of Common Stock in a firm commitment underwritten public offering with aggregate gross proceeds of at least $30,000,000, each share of Series D Preferred Stock shall be convertible into the number of shares of Common Stock equal to the quotient of (i) 5 divided by (ii) the market price of the Common Stock. All shares of Series D Preferred Stock outstanding on the second anniversary of the original issuance date shall be automatically converted into shares of Common Stock.

The Series D shares also include voting rights of 1 vote for every share of Series D Preferred Stock and are entitled to dividends, at the same time any dividend is paid or declared on any shares of the Company’s Common Stock The dividends are to be in an amount equal to the amount such holder would have received if the Series D Preferred Stock were converted to Common Stock. As of December 31, 2014 and 2013, respectively, there were 200,000 shares and no shares of Series D Preferred Stock outstanding.

On August 21, 2014, the Company filed a Certificate of Designation with the Secretary of State of Nevada authorizing 100,000 shares of Series E Convertible Preferred Stock at a par value of $.0001 per share. The Series E shares are convertible into the number of shares of Common Stock equal to the quotient of 8 divided by the average market price of the Company’s Common Stock for thirty trading days prior to the date of conversion, multiplied by the number of Series E shares being converted. Any Series E shares which remain outstanding on August 28, 2016 will be automatically converted into Common Stock using the prescribed formula. The Series E shares also include voting rights of 1 vote for every share of Series E Preferred Stock and are entitled to dividends at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. The dividends are to be in an amount equal to the amount such holder would have received if the Series E Preferred Stock were converted to Common Stock at the same time any dividend is paid or declared on any shares of the Company’s Common Stock. As of December 31, 2014 and 2013, respectively, there were 100,000 shares and no shares of Series E Preferred Stock outstanding.

F-28

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Preferred Stock

During the year ended December 31, 2012, the Company issued 5,000 shares of Series B Preferred Stock to executives as compensation. The shares were valued at par totaling $1 and charged to operations.

During the year ended December 31, 2014, the Series B preferred shareholders earned dividends totaling $5,010,300 (December 2013 $2,601,298) of which $913,271 was due and payable at December 31, 2014 (December 2013 $360,726)

During the year ended December 31, 2012, the Company issued 1,000,000 shares of Series C Preferred Stock in exchange for $926,675 of repurchase agreements and cancelled 16,580,575 shares of treasury stock. Under the terms of the certificate of designation, the 1,000,000 shares of Series C preferred shares were mandatorily converted into 203,233 shares of the Company’s common stock on December 31, 2013.

On March 18, 2014, 200,000 shares of Series D Preferred Stock of the Company were issued to the previous owners of Clinlab pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Clinlab (See Note 12 – Business Combinations). On March 20, 2015, 150,000 shares of these Series D Preferred stock were converted to 125,334 shares of common stock.

On August 28, 2014, 100,000 shares of Series E Preferred Stock of the Company were issued to the previous owner of Epinex pursuant to a stock purchase agreement whereby the Company purchased all of the outstanding stock of Epinex (See Note 12 – Business Combinations). On March 3, 2015, 55,000 shares of these Series E Preferred stock were converted to 58,856 shares of common stock.

F-29

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Common Stock

During the year ended December 31, 2013, the Company issued Units consisting of a total of 46,400 shares of its restricted Common Stock and warrants to purchase an additional 46,400 shares of restricted Common Stock at an exercise price of $2.50 to nine investors for $116,000 cash ($2.50 per unit) in private placements.

During the year ended December 31, 2013, the Company issued 68,000 shares of its restricted Common Stock to two investors for $170,000 cash ($2.50 per share) in private placements.

During the year ended December 31, 2013, the Company repurchased the remaining 40,000 shares of its Common Stock from the Lender for $100,000 and cancelled the shares.

During the year ended December 31, 2013, the Company issued 25,000 shares of its restricted common stock to an employee in lieu of cash compensation. The shares were valued at $2.50 per share, based on the price of shares sold to investors, for a total of $62,500.

During the year ended December 31, 2013, the Company issued an aggregate of 160,000 shares of its restricted Common Stock to the former shareholders of its subsidiary, Medical Billing Choices, Inc. (“MBC”) in accordance with an amendment to the Agreement dated August 22, 2011, pursuant to which the Company had acquired MBC. See Note 12 – Business Combinations. The shares were valued at $2.50 per share, based on the price of shares sold to investors, for a total of $400,000.

During the year ended December 31, 2013, pursuant to the terms of the certificate of designation, the Company issued 203,233 shares of its restricted Common Stock in the mandatory conversion of the 1,000,000 shares of its Series C preferred stock.

During the year ended December 31, 2014, the Company issued an aggregate of 285,000 shares of the Company’s restricted common stock. The Company issued an aggregate of 210,000 shares under the Medytox Solutions, Inc. 2013 Incentive Compensation Plan to six management executives and one consultant as partial payment of bonuses which were accrued at December 31, 2013. The shares were valued at $2.50, based on the price of shares sold to investors, for a total of $525,000. An aggregate of 65,000 shares were issued to two employees pursuant to employment agreements, valued at $2.50, based on the price of shares sold to investors, for a total of $162,500. A total of 10,000 shares was issued to GlobalOne in connection with the acquisition of certain assets, valued at $2.50, based on the price of shares sold to investors, for a total of $25,000.

On September 11, 2014, William Forhan resigned as Chief Executive Officer and Chairman and returned 1,241,550 restricted common shares to the Company, which were then retired. Mr. Forhan remains the owner of 1,241,551 restricted common shares.

F-30

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

2013 Equity Plan

On September 25, 2013, the Company’s board of directors approved and adopted the Medytox Solutions, Inc. 2013 Incentive Compensation Plan (the “2013 Plan”). The 2013 Plan was approved by a majority of stockholders of the Company on November 22, 2013. The 2013 Plan provides for the grant of shares of common stock, options, performance shares, performance units, restricted stock, stock appreciation rights and other awards. No awards of any kind were granted under the 2013 Plan during the year ended December 31, 2013. The following summarizes activity under the 2013 Plan for the year ended December 31, 2014:

Shares approved for issuance at plan inception	5,000,000

Options granted in 2014	(1,435,000)

Options cancelled in 2014	10,000

Restricted shares issued in 2014	(210,000)

Balance at December 31, 2014	3,365,000

Stock Options

The following summarizes option activity for the years ended December 31, 2014 and 2013:

	Common Stock Options Outstanding
	Employees and Directors	Non-employees	Total	Weighted average exercise price

Outstanding at December 31, 2012	18,300,000	3,020,000	21,320,000	$5.79

Options granted	1,850,000	–	1,850,000	3.24

Options exercised	–	–	–	–

Options cancelled or expired	–	–	–	–

Balance at December 31, 2013	20,150,000	3,020,000	23,170,000	$5.33

Options granted	1,435,000	–	1,435,000	2.76

Options exercised	–	–	–	–

Reclassified	3,000,000	(3,000,000)		NA

Options cancelled or expired	(360,000)	(20,000)	(380,000)	2.50

Balance at December 31, 2014	24,225,000	–	24,225,000	$5.47

F-31

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Stock Options (Continued)

The following table summarizes information with respect to stock options outstanding and exercisable by employees and directors at December 31, 2014:

	Options outstanding				Options vested and exercisable
		Weighted
		average	Weighted			Weighted
		remaining	average	Aggregate		average	Aggregate
Exercise	Number	contractual	exercise	intrinsic	Number	exercise	intrinsic
price	outstanding	life (years)	price	value	vested	price	value

$2.50	9,475,000	3.37	$2.50	$–	8,987,500	$2.50	$–
$5.00	7,750,000	2.99	$5.00	–	7,700,000	$5.00	–
$10.00	7,000,000	8.01	$10.00	–	7,000,000	$10.00	–
	24,225,000		$5.47	$–	23,687,500	$5.53	$–

During the year ended December 31, 2012, the Company issued 19,300,000 options to employees with a grant date fair value of $0.00 as there was no market value for the stock. 1,000,000 options were cancelled during the year ended December 31, 2012.  All of the options granted were fully vested upon their grant.

The Company estimated the fair value of employee stock options using the Black-Scholes Option Pricing Model. The fair value of employee stock options is expensed upon vesting of the awards. The fair value of employee stock options was estimated using the following assumptions:

Stock price	$0.00
Expected term	1 to 5 years
Expected volatility	29 to 30%
Risk-free interest rate	0.25 to 0.72%
Dividend yield	0

During the year ended December 31, 2013, the Company issued options to purchase a total of 600,000 shares of the Company’s common stock to two directors. These options have contractual lives of four years and were valued at an average grant date fair value of $0.20 per option, or $120,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Contractual term	4 years
Expected volatility	26.48%
Risk free interest rate	0.54%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. Vested amount of the options of $80,000 was expensed as stock-based compensation for the year ended December 31, 2013. Another $40,000 of compensation cost associated with these options was recorded in the year ended December 31, 2014.

F-32

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Stock Options (Continued)

During the year ended December 31, 2013, the Company issued options to purchase a total of 1,250,000 shares of the Company’s common stock to an employee. These options have contractual lives of three to five years and were valued at an average grant date fair value of $0.30 per option, or $372,500, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Contractual term	3 to 5 years
Expected volatility	29.50%
Risk free interest rate	0.32% to 0.47%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. All of the options were fully vested upon their grant and the fair value of the options of $372,500 was expensed as stock-based compensation for the year ended December 31, 2013.

During the year ended December 31, 2012, the Company issued 3,020,000 options to non-employees with a grant date fair value of $0.00 as there was no market value for the stock.  400,000 previously issued options were cancelled during the year ended December 31, 2012.  All of the options granted were fully vested upon their grant.  Stock option expense for non-employees was $0 for the year ended December 31, 2013.

The Company estimated the fair value of non-employee stock options using the Black-Scholes Option Pricing Model. The fair value of non-employee stock options is expensed upon vesting of the awards. The fair value of non-employee stock options was estimated using the following assumptions:

Stock price	$0.00
Expected term	2 to 10 years
Expected volatility	29 - 30%
Risk-free interest rate	0.25 – 1.78%%
Dividend yield	0

During the year ended December 31, 2014, the Company issued options to purchase a total of 100,000 shares of the Company’s common stock to an employee pursuant to terms of an employment agreement. These options have contractual lives of two years and were valued at an average grant date fair value of $0.25 per option, or $25,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	1 year
Expected volatility	24.43%
Risk free interest rate	0.30%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As the 100,000 options were vested as during the year ended December 31, 2014, $25,000 of stock-based compensation was recorded for the year.

F-33

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Stock Options (Continued)

During the year ended December 31, 2014, the Company issued options to purchase a total of 1,035,000 shares of the Company’s common stock to various employees. These options have contractual lives of ten years and were valued at an average grant date fair value of $0.70 per option, or $724,500, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	5.375 years
Expected volatility	27.72%
Risk free interest rate	1.46%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of December 31, 2014, 517,500 of these options had vested and the Company recognized $560,476 of stock-based compensation expense for the year ended December 31, 2014.

During the year ended December 31, 2014, the Company issued options to purchase a total of 300,000 shares of the Company’s common stock to a director. These options have contractual lives of four years and were valued at an average grant date fair value of $0.18 per option, or $54,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Expected term	2 years
Expected volatility	24.43%
Risk free interest rate	0.43%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. As of December 31, 2014, 200,000 of these options had vested and the Company recognized $46,603 of stock-based compensation expense for the year ended December 31, 2014.

As of December 31, 2014, there were unrecognized compensation costs of $59,421 related to stock options. The Company expects to recognize those costs over a weighted average period of .21 years as of December 31, 2014. Future option grants will increase the amount of compensation expense to be recorded in these periods.

F-34

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Warrants

The following table summarizes warrant transactions for the years ended December 31, 2014 and 2013:

			Weighted
		Weighted	average
		average	remaining	Aggregate
	Number	exercise	contractual	intrinsic
	of warrants	price	term (years)	value

Granted in 2013	346,400	$3.22

Outstanding at December 31, 2014	300,000	$3.33	0.07	$–

Exercisable at December 31, 2014	300,000	$3.33	0.07	$–

Weighted Average Grant Date Fair Value		$0.25

During the year ended December 31, 2013, the Company issued warrants to purchase a total of 46,400 shares of the Company’s common stock in conjunction with sales of Units. These warrants had a contractual life of one year and expired December 31, 2014. The warrants were valued at a grant date fair value of $-0- per warrant using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$0.01
Contractual term	1 year
Expected volatility	29.13%
Risk free interest rate	0.15%
Dividend yield	0

During the year ended December 31, 2013, the Company issued warrants to purchase a total of 300,000 shares of the Company’s common stock to two individuals in connection with obligations entered into by the Company’s subsidiaries. These warrants have contractual lives of two years and were valued at an average grant date fair value of $0.283 per warrant, or $85,000, using the Black-Scholes Option Pricing Model with the following assumptions:

Stock price	$2.50
Contractual term	2 years
Expected volatility	29.13%
Risk free interest rate	0.27%
Dividend yield	0

The stock price was based on the price of shares sold to investors and volatility was based on comparable volatility of other companies since the Company had no significant historical volatility. The $85,000 was expensed as stock-based consulting fees for the year ended December 31, 2013. These warrants expired in January 2015.

F-35

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 10 – Stockholders’ Equity (Continued)

Basic and Diluted Income per Share

The Company computes income per share in accordance with ASC 260, "Earnings per Share", which requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing income available to common shareholders by the weighted average number of shares outstanding during the period. Diluted EPS gives effect to all potential dilutive equivalent shares of common stock outstanding during the period using the treasury stock method and convertible debt and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, convertible debt, convertible preferred stock, or warrants.

Basic and Diluted EPS were calculated as follows:

	Year Ended December 31,
	2014	2013
Basic:
Numerator - net income available to common stockholders	$2,810,032	5,658,619
Denominator - weighted-average shares outstanding	29,899,536	29,692,110

Net income per share - Basic	$0.09	$0.19

Diluted:
Numerator:
Net income available to common stockholders	$2,810,032	$5,658,619
Interest expense on convertible debt, net of taxes	14,436	53,141
	2,824,468	5,711,760

Denominator:
Weighted-average shares outstanding	29,899,536	29,692,110
Weighted-average equivalent shares options and warrants	610,177
Weighted-average equivalent shares from convertible debt	222,222	264,992
Weighted-average equivalent shares from Series C convertible preferred stock	–	203,233
Weighted-average equivalent shares from Series D convertible preferred stock	157,808	–
Weighted-average equivalent shares from Series E convertible preferred stock	34,795	–
	30,924,538	30,160,335

Net income per share - Diluted	$0.09	$0.19

Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2014 and 2013, the following potential common stock equivalents were excluded from the calculation of Diluted EPS as their effect was anti-dilutive:

	December 31
	2014	2013

Stock options outstanding	14,750,000	23,170,000
Warrants outstanding	–	346,400

	14,750,000	23,516,400

F-36

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 11 – Income Taxes

Significant components of the income tax provision are summarized as follows:

Income Tax Provision:

	Year Ended December 31,
	2014	2013
Current provision:
Federal	$4,807,000	$5,834,600
State	822,900	1,027,500

Deferred provision:
Federal	1,745,200	(1,168,700)
State	186,200	(124,800)

	$7,561,300	$5,568,600

A reconciliation of the statutory federal income tax rate to the Company’s effective income tax rate on income before income taxes for the years ended December 31, 2014 and 2013 is as follows:

	Year Ended December 31,
	2014	2013

Expected federal income tax at 34% statutory rate	34.0%	34.0%
State income taxes	4.3%	4.3%
Permanent differences	10.9%	2.0%
Change in valuation allowance	0.0%	0.0%

	49.2%	40.3%

Of the $8,087,946 income tax liabilities, $2,063,998 relates to 2013. Further, the Company has made no payments on its 2014 tax liability.

The Company provides for income taxes using the liability method in accordance with FASB ASC Topic 740 “Income Taxes”. Deferred income taxes arise from the differences in the recognition of income and expenses for tax purposes. Deferred tax assets and liabilities are comprised of the following at December 31, 2014 and 2013:

	December 31,
	2014	2013
Deferred income tax assets:
Allowance for bad debts	$28,300	$1,362,900
Accrued compensation	–	385,700
Stock options	423,200	170,300
Total deferred income tax assets	$451,500	$1,918,900

Deferred income tax liabilities:
Property and equipment	$(513,600)	$(76,100)
Intangible amortization	(162,500)	(136,000)
Total deferred income tax liabilities	$(676,100)	$(212,100)

Net deferred income taxes:
Current	28,300	1,748,600
Non-current	(252,900)	(41,800)
	$(224,600)	$1,706,800

F-37

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 11 – Income Taxes (Continued)

Management has reviewed the provisions regarding assessment of their valuation allowance on deferred tax assets and based on that criteria determined that it will have sufficient taxable income to realize those assets. Therefore, management has assessed the realization of the deferred tax assets and has determined that it is more likely than not that they will be realized.

The Company recognizes the consolidated financial statement impact of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than–not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

The Company is subject to income taxes in the U.S. federal jurisdiction and the states of Florida, North Carolina, New Mexico and New Jersey. The tax regulations within each jurisdiction are subject to interpretation of related tax laws and regulations and require significant judgment to apply. As of December 31, 2014, returns have been filed for tax years 2013, 2012, 2011, 2010, 2009, 2008, 2007, 2006 and 2005 and remain open for IRS audit. The Company has received no notice of audit from the IRS for any of the open tax years.

Note 12 – Business Combinations

The Company completed three acquisitions during the year ended December 31, 2014 and two during the year ended December 31, 2013.  The Company accounted for the assets, liabilities and ownership interests in accordance with the provisions of FASB ASC 805 “Business Combinations“.  As such, the recorded assets and liabilities acquired have been recorded at fair value and any difference in the net asset values and the consideration given has been recorded as a gain on acquisition or as goodwill.

Goodwill was attributable to the following subsidiaries as of December 31, 2014 and December 31, 2013:

	December 31,
	2014	2013

Medical Billing Choices, Inc.	$1,202,112	$1,202,112

PB Laboratories, LLC	107,124	107,124

Biohealth Medical Laboratory, Inc.	116,763	116,763

Clinlab, Inc.	857,532	–

Medical Mime, Inc.	274,811	–

Epinex Diagnostics Laboratories, Inc.	581,600	–

	$3,139,942	$1,425,999

F-38

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (continued)

Epinex Diagnostics Laboratories, Inc.

On August 26, 2014, the Company, through its subsidiary, MDI, purchased all of the outstanding stock of Epinex from an unrelated party. The purchase price was an aggregate of $1,300,000, consisting of $100,000 in cash, $400,000 loan payable, and 100,000 shares of Series E Preferred Stock of the Company, currently convertible into $800,000 of common stock of the Company at the date of conversion.

The following table summarizes the consideration given for Epinex and the fair values of the assets acquired and liabilities assumed at the acquisition date.

Consideration Given:

Cash at closing	$100,000
Acquisition Notes	385,545
Series E Convertible Preferred Stock (100,000 shares)	800,000
Contingent consideration adjustment	(43,800)

$1,241,745

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$36,677
Property and equipment, net	26,983
Deposits	285
Accounts payable	(227,855)
Accrued expenses	(75,945)
Identifiable intangible assets	900,000
Total identifiable net assets	660,145

Goodwill	581,600

$1,241,745

Intangible assets consisting of certain medical licenses ($820,000) and Trade Names ($80,000) were valued based on their fair value. The licenses have indefinite lives and are non-amortizable. Trade Names are being amortized over their estimated useful life. (See Note 5 – Long-Lived Assets)

GlobalOne Information Technologies, LLC

On May 23, 2014, the Company, through its subsidiary, Mime, purchased certain net assets, primarily consisting of software, of GlobalOne. The purchase price was an aggregate of $675,000, consisting of $500,000 in cash, 10,000 shares of Common Stock, and $150,000 in cash payable six months after the date of closing.

F-39

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

The following table summarizes the consideration given for the net assets of GlobalOne and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash at closing	$500,000
Common stock (10,000 shares)	25,000
Contingent acquisition liability	150,000

Total Consideration	$675,000

Fair value of identifiable assets acquired and liabilities assumed:

Accounts receivable	$93,270
Property and equipment, net	7,005
Software	182,000
Accounts payable	(95,086)
Identifiable intangible assets	213,000
Total identifiable net assets	400,189

Goodwill	274,811

$675,000

Intangible assets consisting of Trade Names ($66,000), Customer Relationships ($128,000) and Non-Compete arrangements ($19,000) were valued at fair value and are being amortized over their estimated useful lives. (See Note 5 – Long-Lived Assets)

Clinlab, Inc.

On March 18, 2014, the Company, through its subsidiary, MIT, purchased all of the outstanding stock of Clinlab from two unrelated parties. The purchase price was an aggregate of $2,250,000, $1,000,000 in cash and 200,000 shares of Series D Preferred Stock of the Company, convertible into approximately $1,250,000 of common stock of the Company at the date of conversion.

F-40

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

The following table summarizes the consideration given for Clinlab and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash at closing	$1,000,000
Series D Convertible Preferred Stock (200,000 shares)	1,250,000
Contingent acquisition liability	54,017

Total Consideration	$2,304,017

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$31,671
Accounts receivable	54,017
Other current assets	241
Software	1,252,000
Deposits	700
Accounts payable	(4,942)
Accrued expenses	(39,202)
Identifiable intangible assets	152,000
Total identifiable net assets	1,446,485

Goodwill	857,532

$2,304,017

Intangible assets consisting of Trade Names ($75,000) and Customer Relationships ($77,000) were valued at fair value and are being amortized over their estimated useful lives. (See Note 5 – Long-Lived Assets)

International Technologies, LLC

On April 4, 2013, the Company, through its subsidiary, Medytox Diagnostics, Inc. (“MDI”), agreed to purchase 100% of the membership interests of International Technologies, LLC ("Intl Tech") from two unrelated parties for cash of $127,000 and two convertible debentures in a total amount of $500,000.

F-41

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

The following table summarizes the consideration given for Intl Tech and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash	$127,000
Amount due from International Technologies, LLC	483,052
Acquisition notes	500,000

Total Consideration	$1,110,052

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$1,703
Property and equipment, net	31,649
Accounts payable and accrued expenses	(59,462)
Notes payable	(529,167)
Identified intangible assets	1,665,329
Total identifiable net assets	1,110,052

Goodwill and unidentified intangible assets	–

$1,110,052

Intangible assets consisting of certain medical licenses were valued by management based on the fair value of obtaining such licenses.  As the licenses have indefinite lives, the intangible assets are non-amortizable (See Note 5 – Long-Lived Assets).

Alethea Laboratories, Inc.

On January 1, 2013, the Company, through its subsidiary, MDI, agreed to purchase 100% of Alethea Laboratories, Inc. ("Alethea") from two unrelated parties for cash of $125,000 and two non-interest bearing installment notes in a total amount of $575,000.  The notes are being paid in $50,000 quarterly installments beginning on April 1, 2013.

F-42

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 12 – Business Combinations (Continued)

Alethea Laboratories, Inc. (Continued)

The following table summarizes the consideration given for Alethea and the fair values of the assets acquired and liabilities assumed recognized at the acquisition date.

Consideration Given:

Cash	$125,000
Acquisition notes	575,000

Total Consideration	$700,000

Fair value of identifiable assets acquired and liabilities assumed:

Cash	$2,032
Property and equipment, net	92,498
Capital lease assets, net	392,817
Accounts payable	(2,032)
Note payable	(344,650)
Capital lease obligation	(415,949)
Identified intangible assets	975,284
Total identifiable net assets	700,000

Goodwill and unidentified intangible assets	–

$700,000

Intangible assets consisting of certain medical licenses were valued by management based on the fair value of obtaining such licenses.  As the licenses have indefinite lives, the intangible assets are non-amortizable (See Note 5 – Long-Lived Assets).

Medical Billing Choices, Inc.

On July 12, 2013, the Company and the two selling shareholders amended the Agreement, dated August 22, 2011, pursuant to which the Company had acquired Medical Billing Choices, Inc. (“MBC”). The Company paid the balance due of $378,057 under its promissory note and issued an aggregate of 160,000 shares of its restricted common stock to the two selling shareholders. In addition, the loan made by one selling shareholder in the amount of $100,000 was discharged. The amendment to the Agreement resulted in an increase of $400,000 to the purchase price of MBC, as well as the resulting goodwill in connection with the acquisition.

F-43

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 13 – Commitments and Contingencies

Operating Lease Commitments

The Company leases office space and business equipment for its corporate office and subsidiaries under multiple year non-cancelable operating leases that expire through 2016.  The office lease agreements have certain escalation clauses and renewal options.  Additionally, the Company has lease agreements for computer equipment, office copiers and fax machines.

The office space lease agreements include escalating rents over the lease term. The Company expenses rent on a straight-line basis over the lease term which commences on the date the Company has the right to control the property. The cumulative expense recognized on a straight-line basis in excess of the cumulative payments is included in Accrued Expenses in the accompanying Consolidated Balance Sheets.

At December 31, 2014, future minimum lease payments under these leases are as follows:

Year ending December 31,
2015	$741,015
2016	466,327
2017	346,729
2018	146,378
2019	41,524

Total minimum future lease payments	$1,741,972

Rent expense for the years ended December 31, 2014 and 2013 was $608,399 and $350,169 respectively.

Purchase Commitments

On January 25, 2013 MDI entered into a ten year, automatically renewable, License Agreement with Dry Spot Diagnostics AG (Dry Spot”), Medytox will pay to Dry Spot a minimum royalty of $200,000 per year in 2015 and 2016. The agreement provides for a royalty of 10% on sales incorporating the Dry Spot technology in years subsequent to 2016 through the expiry of the agreement.

The Company has entered into a purchase agreement for reagent supplies through December, 2020.

Minimum commitments as of December 31, 2014 for these obligations are as follows:

Year ending December 31,
2015	$254,871
2016	254,871
2017	54,871
2018	54,871
2019 and thereafter	109,742

Total purchase commitments	$729,226

F-44

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 13 – Commitments and Contingencies (continued)

Significant Risks and Uncertainties

[a] Concentrations of Credit Risk - Cash - At December 31, 2014 and 2013, the Company had approximately $2,631,000 and $1,070,000, respectively, in cash balances at financial institutions which were in excess of the federally insured limits.

[b] Concentration of Credit Risk - Accounts Receivable - Credit risk with respect to accounts receivable is generally diversified due to the large number of patients comprising the client base. The Company does have significant receivable balances with government payers and various insurance carriers. Generally, the Company does not require collateral or other security to support customer receivables. However, the Company continually monitors and evaluates its client acceptance and collection procedures to minimize potential credit risks associated with its accounts receivable and establishes an allowance for uncollectible accounts and as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is not material to the financial statements.

A number of proposals for legislation continue to be under discussion which could substantially reduce Medicare and Medicaid (CMS) reimbursements to clinical laboratories. Depending upon the nature of regulatory action, and the content of legislation, the Company could experience a significant decrease in revenues from Medicare and Medicaid (CMS), which could have a material adverse effect on the Company. The Company is unable to predict, however, the extent to which such actions will be taken.

Legal Matters

During the course of business, litigation commonly occurs.  From time to time the Company may be a party to litigation matters involving claims against the Company. The Company operates in a highly regulated industry and employs personnel which may inherently lend itself to legal matters. Management is aware that litigation has associated costs and that results of adverse litigation verdicts could have a material effect on the Company's financial position or results of operations. Management, in consultation with legal counsel, has addressed known assertions and predicted unasserted claims below.

On July 2, 2013, the Company announced that a jury in the Circuit Court of the Seventeenth Judicial Circuit in Broward County, Florida awarded its wholly-owned subsidiary Medytox Institute of Laboratory Medicine, Inc. ("MILM") $2,906,844 on its breach of contract claim against Trident Laboratories, Inc. and its shareholders and awarded Seamus Lagan $750,000 individually against Christopher Hawley for defamatory postings on the InvestorsHub website. The jury rejected every claim made against the MILM parties. All appeals were dismissed on April 9, 2014. Because of the uncertainties as to the collectability of amounts awarded, no amounts have been recorded by the Company.

On February 26, 2014, the Company filed an action against Reginald Samuels and Ralph Perricelli in the United States District Court for the Southern District of Florida seeking, among other things, a declaration that the convertible debentures in the aggregate amount of $500,000 that the Company issued to Mr. Samuels and Mr. Perricelli as part of the consideration for the purchase of their interests in International Technologies, LLC are null and void.  On October 21, 2013, Mr. Samuels had filed a complaint in the Superior Court of New Jersey (Bergen County) against the Company and Medytox Diagnostics, Inc. alleging breach of contract under his employment agreement and the agreement under which International Technologies, LLC was acquired; unjust enrichment, fraud; intentional and negligent misrepresentation; and breach of an implied duty of good faith and fair dealing and seeking an accounting.  Mr. Perricelli filed a similar action.

All litigation with Reginald Samuels was settled by the Company on December 8, 2014. Specifics of the settlement are confidential.

The Company received a default judgement against Mr. Perricelli on February 12, 2015, relieving the Company of its obligations under the convertible debenture.

F-45

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 14 – ProForma Financial Information

The following unaudited pro forma data summarizes the results of operations for the year ended December 31, 2014 as if the acquisitions of Clinlab and Epinex had been completed January 1, 2014. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisitions had taken place on January 1, 2014.

		Historical (1)
	Medytox Solutions, Inc. Historical	Epinex Diagnostics Laboratories, Inc.	Clinlab, Inc.	Pro Forma Adjustments	Ref	Combined

Revenues	$57,927,820	$44,299	$98,446			$58,070,565

Operating expenses	42,272,826	329,258	94,414			42,696,498

Income (loss) from operations	15,654,994	(327,516)	4,032			15,331,510

Other income (expense)	(273,362)	12,753	1			(260,607)

Income (loss) before income taxes	15,381,632	(340,269)	4,034			15,045,396

Provision (benefit) for income taxes	7,561,300	0	0	(137,856)	(2)	7,423,444

Net income (loss)	7,820,332	(340,269)	4,034	137,856	(2)	7,621,952

Preferred Stock Dividends	5,010,300	0	0	0		5,010,300

Net income (loss) available for common shareholders	$2,810,032	$(340,269)	$4,034	$–		$2,473,796

Net Income per share
Basic	$0.09					$0.08
Diluted	$0.09					$0.08

Weighted average number of shares, basic and diluted:
Basic	29,899,536					29,899,536
Diluted	30,924,538					30,924,538

(1)	Reflects 2014 results of operations prior to the acquisition dates; Epinex was acquired on August 26, 2014 and Clinlab was acquired on March 18, 2014.

(2)	Reflects tax savings resulting from including aggregate net losses of acquired operations in Corporate tax return.

F-46

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 15 – Segment Reporting

Selected financial information for the Company’s operating segments is as follows:

	Year Ended December 31,
	2014	2013
Net revenues - External
Laboratory Services	$57,180,209	$41,802,717
Medical Support Solutions	747,611	86,154
Corporate & Eliminations	–	–
	$57,927,820	$41,888,871
Net revenues - Inter Segment
Laboratory Services	$–	$–
Medical Support Solutions	2,928,160	1,897,900
Corporate & Eliminations	–	–
	$2,928,160	$1,897,900
Income (loss) from operations
Laboratory Services	$19,808,354	$21,276,242
Medical Support Solutions	(816,916)	751,095
Corporate & Eliminations	(3,336,444)	(7,527,347)
	$15,654,994	$14,499,990
Depreciation and amortization
Laboratory Services	$1,104,606	$391,894
Medical Support Solutions	442,321	11,027
Corporate & Eliminations	(46,474)	5,050
	$1,500,453	$407,971
Capital expenditures
Laboratory Services	$5,084,658	$1,370,215
Medical Support Solutions	450,409	94,589
Corporate & Eliminations	–	12,006
	$5,535,067	$1,476,810
Total assets
Laboratory Services	$29,362,062	$17,826,210
Medical Support Solutions	5,214,139	1,731,810
Corporate & Eliminations	1,184,553	5,750,037
	$35,760,754	$25,308,057
Intangible assets
Laboratory Services	$4,088,835	$3,190,613
Medical Support Solutions	347,638	–
Corporate & Eliminations	–	–
	$4,436,473	$3,190,613
Goodwill
Laboratory Services	$805,487	$223,887
Medical Support Solutions	2,334,455	1,202,112
Corporate & Eliminations	–	–
	$3,139,942	$1,425,999

F-47

MEDYTOX SOLUTIONS, INC. & SUBSIDIARIES

Notes to Consolidated Financial Statements
December 31, 2014

Note 16 – Subsequent Events

On December 6, 2014, the Company and CollabRx, Inc. ("CollabRx") entered into a non-binding letter of intent for a potential business combination between the companies (the “Letter of Intent”). CollabRx develops and markets medical information and clinical decision support products and services intended to set a standard for the clinical interpretation of genomics-based, precision medicine in cancer. The business combination is subject to, among other things, due diligence, the execution of a definitive agreement, necessary board of director and stockholder approvals and other customary conditions.

Pursuant to the Letter of Intent, the Company has agreed to advance certain funding to CollabRx in contemplation of the business combination. On January 16, 2015, the Company entered into a Loan and Security Agreement (the “Loan Agreement”) with CollabRx, pursuant to which it is contemplated the Company will loan up to $2,395,644 to CollabRx and an Agreement with CollabRx, pursuant to which CollabRx agreed that in the event it enters into a merger or other sale transaction involving at least thirty-five percent (35.0%) of its shares or assets with a party other than the Company CollabRx will pay the Company a $1,000,000 fee.

On February 19, 2015, Medytox and CollabRx entered into an amendment to the Loan Agreement. The Amendment sets forth CollabRx’s agreement not to request any further advances from Medytox pursuant to the Loan Agreement until after it has spent at least the greater of (i) $1,500,000 of the proceeds of a recent offering by CollabRx of shares of its common stock and warrants or (ii) 60% of the net proceeds of the offering.

On February 3, 2015 the Company borrowed $3,000,000 from Alcimede LLC, of which the CEO of the Company is the sole manager. The note has an interest rate of 6% and is due on February 2, 2016.

The Company has evaluated subsequent events through the date the financial statements were issued and filed with SEC. The Company has determined that there are no other events that warrant disclosure or recognition in the financial statements.

F-48